Exhibit 10.33

THIRD AMENDMENT

TO

CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) is entered into and effective as of the Third Amendment Closing Date (as defined below) among ENERJEX RESOURCES, INC., a Nevada corporation (“Parent”), ENERJEX KANSAS, INC. (f k a Midwest Energy, Inc.), a Nevada corporation (“EnerJex Kansas”) and DD ENERGY, INC., a Nevada corporation (“DD Energy”) (collectively, “Borrowers”) and TEXAS CAPITAL BANK, N.A., a national banking association, as a Bank, L/C Issuer and Administrative Agent (in such latter capacity and together with its successors and permitted assigns in such capacity the “Administrative Agent”), and the several banks and financial institutions from time to time parties to the Credit Agreement, as defined below (the “Banks”). Capitalized terms used but not defined in this Third Amendment have the meaning given them in the Credit Agreement.

RECITALS

A. Borrowers, Administrative Agent, L/C Issuer and Banks entered into that certain Credit Agreement dated as of July 3, 2008 (as amended by that certain Letter Agreement dated July 3, 2008, that certain Letter Agreement dated May 15, 2009, that certain First Amendment thereto dated August 18, 2009, that certain Second Amendment thereto dated January 13, 2010, and as further amended, modified or supplemented, the “Credit Agreement”).

B. Borrowers, Administrative Agent, L/C Issuer and Banks have agreed to amend the Credit Agreement, subject to the terms and conditions of this Third Amendment.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

1. Amendments to Credit Agreement.

Article I, Definitions, of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“Floating Rate” means a per annum interest rate equal to the Eurodollar Rate + Eurodollar Margin, but in no event shall such sum be less than six percent (6.0%) per annum.

“Third Amendment” means the Third Amendment to Credit Agreement dated as of the Third Amendment Closing Date by and between Borrowers, Administrative Agent, L/C Issuer and Banks.

“Third Amendment Closing Date” means September 29, 2010.

Article I, Definitions, of the Credit Agreement is hereby amended by replacing the text of the following definitions in their entirety with the following text:

“Eurodollar Margin” means 3.75% per annum.

“L/C Advance” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made.

“Required Number” means, in the case of notices hereunder relative to borrowings or prepayments of Eurodollar Loans, selections of Interest Periods for, or other transactions in respect of, Eurodollar Loans: by 10:00 a.m., Houston, Texas time on the third Business Day prior to the proposed activity.

Article I, Definitions, of the Credit Agreement is hereby amended by deleting the following definitions in their entirety: “Applicable Margin”, “Base Rate”, “Base Rate Loan(s)”, “Base Rate Margin” and “Margin/Fee Table”.

Section 2.03, Letters of Credit, of the Credit Agreement is hereby amended by replacing the first sentence in Subsection (g) thereof with the following sentence:

“In addition to interest on the Note as provided herein and all other fees payable hereunder, Borrowers agree to pay to L/C Issuer, on the date of issuance of each Letter of Credit, a fee equal to the greater of $750 or 2.75% per annum, calculated on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day), on the amount of such Letter of Credit available to be drawn during the period for which such Letter of Credit is issued.”

Section 2.04, Borrowing Base Determination, of the Credit Agreement is hereby amended by replacing the text in Subsection (a) thereof with the following text:

“(a) The Borrowing Base in effect as of the Third Amendment Closing Date is $6,691,000 relative to the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties. The Monthly Borrowing Base Reduction is (i) for the month of October 2010, $75,000, (ii) for the month of November 2010, $90,000, and (iii) for the month of December 2010 and each month thereafter, $105,000. The Borrowing Base shall be automatically reduced on the first day of each month by the applicable Monthly Borrowing Base Reduction beginning October 1, 2010. The Borrowing Base and the Monthly Borrowing Base Reduction shall be re-determined from time to time pursuant to the provisions of this Section.”

Section 2.8, Fees, of the Credit Agreement is hereby amended by replacing the first sentence in Subsection (a) thereof with the following sentence:

“A commitment fee equal to 0.375% per annum times the average actual daily amount by which the applicable Borrowing Base exceeds the Aggregate Outstanding Credit Exposure.”

Article VI, Affirmative Covenants, of the Credit Agreement is hereby amended by adding the following new Sections 6.25 and 6.26 to the end thereof:

“6.25 Advisor. Engage an investment banking advisor of regional standing, acceptable to Administrative Agent (e.g., Energy Spectrum), on or before October 29, 2010, to advise Borrowers on obtaining and closing (i) a financing or debt issuance with one or more new lenders, (ii) an equity offering with new or existing equity investors or (iii) a Disposition of a part or all of the assets of Borrowers, in each instance, to raise sufficient funds to fully repay any outstanding fees, accrued and unpaid interest (including Default Rate interest) and outstanding principal balance of the Loans and the L/C Obligations under the Credit Agreement. To evidence Borrowers’ engagement of such acceptable advisor, Borrowers shall provide Administrative Agent with a fully executed copy of an engagement letter, in a form acceptable to Administrative Agent, on such advisor’s letterhead setting forth such advisor’s fees and scope of engagement with Borrowers on or before October 29, 2010.

6.26 Production Reports. As soon as available and in any event on or before the tenth (10th) day of each month, beginning October 10, 2010, a report certified by a Responsible Officer of Borrower, in form and content satisfactory to the Administrative Agent prepared by Borrower covering each of the Borrowing Base Oil and Gas Properties and detailing on a monthly basis (i) the production volumes and sales and associated lease operating statements for the Borrowing Base Oil and Gas Properties containing Proved Reserves, together with a certificate signed by a Responsible Officer of Borrower as to the truth and accuracy of such analyses in all material respects; (ii) any adverse material changes to any producing reservoir, production equipment, or producing well from the report delivered for the preceding month and (iii) any sales of the Borrowing Base Oil and Gas Properties since the delivery of the report for the preceding month and the effects thereof.”

Section 9.01, Events of Default, of the Credit Agreement is hereby amended by replacing the text of subsection (b) thereof with the following text:

“(b) Specific Covenants. Borrowers fail to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02, 6.03, 6.05, 6.10, 6.22, 6.25, 6.26 or Article VII; or”

Section 10.07, Successors and Assigns, of the Credit Agreement is hereby amended by replacing the last sentence of subsection (c) thereof with the following sentence:

“Notwithstanding any to the contrary in this Section 10.07 or in the form of Commitment Transfer Supplement, the Borrowers’ approval of the transfer from any Bank to any Purchasing Bank of all or a portion of the assigning Bank’s interests, rights and obligations under this Agreement and the other Loan Documents shall not be necessary at any time following the Third Amendment Closing Date.”

II. Base Rate Loans. Notwithstanding anything to the contrary herein or in the Credit Agreement, Borrowers, Administrative Agent and Banks hereby acknowledge and agree that as of the Third Amendment Closing Date, (a) all provisions set forth in the Credit Agreement (as amended by this Third Amendment) and the schedules and exhibits attached thereto (including, without limitation, Exhibit B) with respect to Base Rate Loans and the conversion or continuance thereto or thereof, respectively, (including, without limitation, Sections 2.02, 2.03, 2.05, 2.07, 3.02, 3.03, 3.05 and 10.07 of the Credit Agreement) shall be of no further force and effect and (b) to the extent available under, and subject to the terms of, the

Credit Agreement (as amended by this Third Amendment), each Loan, each continuation of a Loan and each Request for Credit Extension by Borrowers with respect thereto shall only be made, advanced or continued based on a Eurodollar Loan.

III. Limited Waiver and Consent. Borrowers failed to comply with the financial covenants set forth in Section 7.12(a) (Current Ratio). Section 7.12(b) (Senior Funded Debt to EBITDA Ratio) and Section 7.12(c) (Interest Coverage Ratio) of the Credit Agreement for the fiscal quarters ending March 31, 2010 and June 30, 2010. Subject to the other terms and conditions set forth herein, Administrative Agent and Banks hereby waive any Event of Default arising from Borrowers’ failure to comply with such financial covenants solely in relation to the fiscal quarters ending March 31, 2010 and June 30, 2010. Additionally Borrowers have notified Administrative Agent and Banks that Borrowers are not expected to be in compliance with such financial covenants for the fiscal quarter ending September 30, 2010. Subject to the other terms and conditions set forth herein, Administrative Agent and Banks hereby waive any Default or Event of Default arising from Borrowers’ failure to comply with such financial covenants solely in relation to the fiscal quarter ending September 30, 2010. The waiver and consent granted hereunder does not indicate an intent to establish any course of dealing among Administrative Agent, Banks and Borrowers with regard to future waivers, consents, agreements to forbear or any other modifications that may be requested. Administrative Agent and Banks’ agreeing to the waiver and consent herein should not be construed as an indication that Administrative Agent and Banks would be willing to agree to any further or future consents, waivers, agreements to forbear or any modifications to any of the terms of the Credit Agreement or other Loan Documents, or any Events of Default or Defaults that may exist or occur thereunder.

IV. Conditions. This Third Amendment is subject to satisfaction of the following conditions precedent:

(a) this Third Amendment has been executed and delivered by all parties hereto; and

(b) Borrowers deliver to Administrative Agent such other documents as Administrative Agent reasonably requests.

V. Representations, Warranties and Covenants. Borrowers represent and warrant to Administrative Agent and Banks that (a) they possess all requisite power and authority to execute, deliver and comply with the terms of this Third Amendment, (b) this Third Amendment has been duly authorized and approved by all requisite corporate action on the part of the Borrowers, (c) no other consent of any Person (other than Administrative Agent and Banks) is required for this Third Amendment to be effective, (d) the execution and delivery of this Third Amendment does not violate their organizational documents, (e) the representations and warranties in each Loan Document to which they are a party are true and correct in all material respects on and as of the Third Amendment Closing Date as though made on the Third Amendment Closing Date, (f) they are in full compliance with all covenants and agreements contained in each Loan Document to which they are a party, (g) no Event of Default or Default has occurred and is continuing, and (h) except as may be addressed in this Third Amendment, no exhibit or schedule to the Credit Agreement is required to be supplemented, amended or modified in connection with the transactions contemplated by this Third Amendment or any other matters occurring prior to the Third Amendment Closing Date. In particular, but without limiting the generality of the foregoing, Exhibit A attached to the Credit Agreement, as amended by this Third Amendment or any prior amendment, describes all of Borrower’s Borrowing Base Oil and Gas Properties. The representations and warranties made in this Third Amendment shall survive the execution and delivery of this Third Amendment. No investigation by Administrative Agent or any Bank is required for Administrative Agent or any Bank to rely on the representations and warranties in this Third Amendment.

VI. Scope of Amendment; Reaffirmation: Release. All references to the Credit Agreement shall refer to the Credit Agreement as amended by this Third Amendment. Except as affected by this Third Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the even of any inconsistency between the terms of the Credit Agreement (as amended by this Third Amendment) and any other Loan Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement. Borrowers hereby reaffirm their obligations under the Loan Documents to which they are a party to and agree that all Loan Documents to which they are a party to remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this Third Amendment). Borrowers hereby release, discharge and acquit Administrative Agent, L/C Issuer and Banks from any and all claims, demands, actions, causes of action, remedies, and liabilities of every kind or nature (including without limitation, offsets, reductions, rebates, or lender liability) arising out of any act, occurrence, transaction or omission occurring in connection with the Credit Agreement and the other Loan Documents prior to the Third Amendment Closing Date.

VII. Miscellaneous.

(a) No Waiver of Defaults. Except as expressly provided for herein, this Third Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Credit Agreement or any other Loan Document, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Administrative Agent’s or any Bank’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(b) Form. Each agreement, document, instrument or other writing to be furnished to Administrative Agent under any provision of this Third Amendment must be in form and substance satisfactory to Administrative Agent and its counsel.

(c) Headings. The headings and captions used in this Third Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Third Amendment, the Credit Agreement, or the other Loan Documents.

(d) Costs, Expenses and Attorneys’ Fees. Borrowers agree to pay or reimburse Administrative Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Third Amendment, including, without limitation, the reasonable fees and disbursements of Administrative Agent’s counsel.

(e) Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

(f) Multiple Counterparts. This Third Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one (1) and the same instrument. This Third Amendment may be transmitted and signed by facsimile or portable document file (pdf). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrowers, Administrative Agent, L/C Issuer and Banks. Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(g) Governing Law. THIS THIRD AMENDMENT AND THE OTHER LOAN DOCUMENTS MUST BE CONSTRUED, AND THEIR PERFORMANCE ENFORCED, UNDER TEXAS LAW.

(h) Entirety. THE LOAN DOCUMENTS (AS AMENDED HEREBY) REPRESENT THE FINAL AGREEMENT BY AND AMONG BORROWERS, ADMINISTRATIVE AGENT, L/C ISSUER AND BANKS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(Signature pages follow)

IN WITNESS WHEREOF, this Third Amendment is executed effective as of the Third Amendment Closing Date.

BORROWERS:
ENERJEX RESOURCES, INC.

By:	/s/ Steve Cochennet
Steve Cochennet
Chief Executive Officer

ENERJEX KANSAS, INC.

By:	/s/ Steve Cochennet
Steve Cochennet
Chief Executive Officer
- and -

DD ENERGY, INC.

By:	/s/ Steve Cochennet
Steve Cochennet
Chief Executive Officer

Signature Page to Third Amendment

ADMINISTRATIVE AGENT, L/C ISSUER AND BANKS:
TEXAS CAPITAL BANK, N.A.,
as Administrative Agent, L/C Issuer and a Bank
By:	/s/ Jonathan Gregory
Jonathan Gregory,
Executive Vice President

Signature Page to Third Amendment